UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2020
ADAMAS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36399	42-1560076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 Powell Street, Suite 1000
Emeryville, CA 94608
(Address of principal executive office)
Registrant’s telephone number, including area code (510) 450-3500
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ADMS	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

As previously disclosed, Adamas Pharmaceuticals, Inc. (“Adamas”) and Adamas Pharma, LLC, a wholly-owned subsidiary of Adamas (“Adamas LLC”), are involved in a lawsuit with Osmotica Pharmaceuticals plc (“Osmotica”) in which, among other things, Adamas is alleging infringement of Adamas’s patents by Osmotica. On December 1, 2020, Adamas entered into an agreement (the “Acquisition Agreement”) with Osmotica and certain of its affiliates pursuant to which: both parties gave each other mutual releases and will dismiss their respective claims relating to the patent litigation; Adamas will acquire the global rights to OSMOLEX ER® and existing inventory for $7.5 million and the assumption of certain liabilities; and Osmotica will not engage in the U.S. in the development, manufacture, or sale of any product that is a generic version of any dosage strength of OSMOLEX ER for a period of five years from the closing of the asset purchase. Adamas also entered into a supply agreement pursuant to which Osmotica will be the sole manufacturer of OSMOLEX ER. The acquisition of OSMOLEX ER by Adamas is expected to close early in 2021.

On December 1, 2020, Adamas LLC entered into an agreement with HealthCare Royalty Partners III, L.P. (“HCR”) to amend certain key terms of its royalty-backed loan agreement (“Royalty-Backed Loan”) with HCR effective upon the closing under the Acquisition Agreement and other customary closing conditions. Pursuant to the amendment, upon its effectiveness, the Royalty-Backed Loan would be amended, inter alia, to: (i) provide for repayment from a royalty on OSMOLEX ER on the same terms as, and in addition to, the royalty for GOCOVRI®; (ii) eliminate the potential royalty rate step-up to 17.5%, which would have occurred in 2022 if cumulative payments did not reach minimum specified levels by December 31, 2021; (iii) revise the prepayment provisions after a change of control provision to provide that the full obligation to HCR is fully satisfied by making a prepayment sufficient to bring the cumulative payments to HCR to $175 million, if such prepayment is made on or prior to December 31, 2022, or $195 million if made thereafter; (iv) extend the maturity date to March 31, 2027; and (v) add a covenant requiring Adamas to maintain minimum cash, cash equivalents and marketable securities of at least $25 million.

Adamas expects to file the Acquisition Agreement and amendment to the Royalty-Backed Loan as exhibits to its Annual Report on Form 10-K for the year ending December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adamas Pharmaceuticals, Inc.

Dated:	December 2, 2020	By:	/s/ Christopher B. Prentiss
Christopher B. Prentiss
Chief Financial Officer

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